Exhibit 13 under Form N-1A
                                   Exhibit 99 under Item 601/Reg. S-K



                    FEDERATED ADMINISTRATIVE SERVICES
                       Federated Investors Tower
                    Pittsburgh, Pennsylvania  15222-3779
                              (412) 288-1900




                                             September 23, 1992


Marshall Funds, Inc.
Federated Investors Tower
Pittsburgh, PA  15222-3779

Gentlemen:

     Federated Administrative Services agrees to purchase 100,000 shares of Marshall Money Market Fund (a portfolio of Marshall Funds, Inc.) at the cost of $1.00 each. Federated Administrative Services also agrees to purchase 100 shares of Marshall Stock Fund at the cost of $10.00 each and 100 shares of Marshall Government Income Fund at the cost of $10.00 each. These shares are purchased for investment purposes and Federated Administrative Services has no present intention of redeeming these shares.

                                   Very truly yours,


                                   /s/ John W. McGonigle
                                   John W. McGonigle
                                   Executive Vice President